CoreSite Reports Second Quarter 2021 Financial Results

– Delivered Strong Q2 Financial Results, Including 7.7% Revenue Growth Year Over Year –

– Executed $7.8 Million of New and Expansion Sales, Driven by Retail Colocation and Small Scale –

– Increased Total Data Center Portfolio Occupancy by 220 Basis Points Year-to-Date –

DENVER, CO – July 29, 2021 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable high-uptime data center campuses with high-performance cloud access and interconnection solutions across the U.S., today announced financial results for quarter ended June 30, 2021.

Q2 2021 Quarterly Highlights

o	Key Financial Results –
o	Grew operating revenues to $162.1 million, an increase of 7.7% year over year and 2.8% sequentially
o	Delivered net income of $0.59 per common diluted share, an increase of $0.07 year over year and $0.08 sequentially
o	Grew adjusted EBITDA to $87.4 million, an increase of 7.1% year over year and 1.6% sequentially
o	Generated FFO, as adjusted, of $1.42 per diluted share and unit, an increase of $0.07, or 5.2% year over year and $0.02, or 1.4% sequentially
o	Paid a dividend of $1.27 per share for the second quarter on July 15th, an increase of 3.25% over the prior quarter
o	Lease Commencements –
o	Commenced 133 new and expansion leases for 59,174 net rentable square feet (“NRSF”), representing $8.4 million of annualized GAAP rent, for an average rate of $142 per NRSF
o	Leasing Activity –
o	Signed 112 new and expansion leases for 33,135 NRSF and $7.8 million of annualized GAAP rent, for an average rate of $235 per NRSF
o	Renewed 330 leases for 136,564 NRSF and $20.4 million of annualized GAAP rent, for an average rate of $149 per NRSF
o	Renewed leases reflected an increase of 4.2% in cash rent and 7.1% in GAAP rent, and we reported churn of 1.3%

Q2 Notable Events

o	Achieved Stabilization at Our SV8 Data Center During the Quarter
o	During the second quarter, our SV8 data center reached 98% occupancy less than two years after the delivery of SV8 Phase 1
o	Completed the New Boston Chiller Plant Project
o	The multipurpose chiller plant project will provide significantly expanded cooling capacity and generate a positive return on investment through improved power efficiency
o	This project is another leap forward in our ongoing energy efficiency improvement initiative described in our sustainability report

“We are optimistic about the fundamental market drivers supporting our go-to-market strategy,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “Technology requiring low-latency, high-performance, hybrid-cloud IT architectures continues to play an increasingly important role in the success of businesses. We believe we are well-positioned to capture a good share of the edge needs in our major metropolitan U.S. markets.”

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Sales Activity

CoreSite achieved new and expansion sales of $7.8 million of annualized GAAP rent for the quarter, which included annualized GAAP rent of $3.4 million, $3.6 million, and $0.8 million from retail colocation, small scale, and large scale leases, respectively.

“We remain focused on targeting retail and scale customers with performance-sensitive applications requiring high-performance interoperability and hybrid-cloud architectures,” said Steve Smith, CoreSite’s Chief Revenue Officer. “We expect these leases to drive higher yields with incremental power margin and interconnection revenues that we typically see through these types of deployments, while we continue to work on a strong funnel of scale opportunities with longer sales cycles.”

CoreSite had annualized GAAP backlog of $8.1 million, or $15.6 million on a cash basis, for leases signed by not yet commenced. The difference between GAAP and cash backlog is primarily driven by a handful of scale leases with power ramps in the early portion of their lease terms.

Other Financial Results

CoreSite’s $162.1 million of operating revenues for the second quarter, including $136.8 million of rental, power and related revenue, reflecting 7.6% year over year growth, $22.6 million of interconnection revenue, reflecting 8.2% year over year growth, and $2.7 million of office, light-industrial and other revenue. Net income was $28.5 million for the quarter, or $0.59 attributable to each common diluted share.

Development Activity

CoreSite continues to invest and develop new capacity as needed to meet market demand.

o	LA3 Phase 2 comprised of 54,000 NRSF and 6 megawatts (“MW”) is under construction and continues to be on track for its estimated completion in the fourth quarter of 2021.
o	NY2 Phase 4A comprised of 35,000 NRSF and 4 MWs commenced development during the quarter and is scheduled for completion in the first quarter of 2022.

CoreSite’s ongoing data center development and operational position includes –

o	the ability to increase its occupied footprint of purpose-built data centers, both owned and leased, by approximately 1.9 million NRSF, or about 82.4%, including space unoccupied, under construction, pre-construction or held for development, and
o	owning (versus leasing) 93.1% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management.

Balance Sheet and Liquidity

The Company’s balance sheet remains strong, with a ratio of net principal debt to second quarter annualized adjusted EBITDA of 5.0 times, or 4.9 times including GAAP backlog. As of the end of the second quarter, CoreSite had approximately $264.3 million of current liquidity, including $2.9 million of cash and $261.4 million of available capacity on its revolving credit facility.

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2021 Updated Guidance

	Updated Guidance	Previous Guidance
Total operating revenues	$645 - $653 million	$642 - $652 million
General and administrative expenses	$46.5 - $50.5 million	$47 - $51 million
Adjusted EBITDA	$340 - $348 million	$336 - $346 million
Net income attributable to common diluted shares	$1.99 - $2.07	$1.81 - $1.91
FFO per common diluted share and OP unit, diluted – as adjusted	$5.52 -$5.60	$5.42 - $5.52

Cash rent growth on data center renewals	2% - 4%	0% - 2%

The increase of $0.09 per share, or 1.6%, at the midpoint of FFO per share, as adjusted, is largely driven by an increase in operating revenues, improved adjusted EBITDA margins, and to a lesser extent, by lower than anticipated interest expense. CoreSite’s full 2021 guidance can be found in the Company’s second quarter 2021 Supplemental Earnings Information on page 21.

Conference Call Details

CoreSite will host its second quarter 2021 earnings call on Thursday, July 29, 2021, at 12:00 p.m. (Eastern Time). The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until August 5, 2021, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13720612.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its second quarter 2021 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

Upcoming Conferences and Events

CoreSite’s management will participate in the Cowen 7th Annual Communications Infrastructure Summit on August 10th.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-uptime data center campuses with high-performance cloud access and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,375 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 475+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Kate Ruppe

Investor Relations Manager

303-222-7369
InvestorRelations@CoreSite.com

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Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates;  the effects on our business operations, demand for our services and general economic conditions resulting from the spread of the novel coronavirus (“COVID-19”) in our markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Use of Funds From Operations (“FFO”)

FFO is a supplemental measure of CoreSite’s performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

CoreSite’s management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

CoreSite offers this measure because it recognizes that investors use FFO as a basis to compare its operating performance with that of other REITs. However, the utility of FFO as a measure of the Company’s performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of its properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s financial condition and results from operations. FFO

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is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions. In addition, CoreSite’s calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. Investors in CoreSite’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Use of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”)

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. CoreSite calculates adjusted EBITDA by adding its non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. In Q2 2021, we excluded from adjusted EBITDA a one-time, non-cash benefit of $3.1 million as a result of the release of a tax liability during the quarter that is no longer expected to be incurred.

Management uses EBITDAre and adjusted EBITDA as indicators of the Company’s ability to incur and service debt. In addition, CoreSite considers EBITDAre and adjusted EBITDA to be appropriate supplemental measures of its performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of the Company’s business, their utilization as a cash flow measurement is limited.

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Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2021	2020
Assets:
Investments in real estate:
Land	$109,400	$104,734
Buildings and improvements	2,289,445	2,273,536
	2,398,845	2,378,270
Less: Accumulated depreciation and amortization	(946,668)	(867,975)
Net investment in operating properties	1,452,177	1,510,295
Construction in progress	365,430	319,411
Net investments in real estate	1,817,607	1,829,706
Operating lease right-of-use assets, net	164,282	173,928
Cash and cash equivalents	2,866	5,543
Accounts and other receivables, net	24,804	20,849
Lease intangibles, net	1,612	2,507
Goodwill	40,646	40,646
Other assets, net	105,406	103,094
Total assets	$2,157,223	$2,176,273

Liabilities and equity:
Liabilities
Debt, net	$1,751,005	$1,715,911
Operating lease liabilities	180,709	189,404
Accounts payable and accrued expenses	84,599	79,140
Accrued dividends and distributions	65,154	63,878
Acquired below-market lease contracts, net	2,214	2,313
Unearned revenue, prepaid rent and other liabilities	51,907	53,149
Total liabilities	2,135,588	2,103,795

Stockholders' equity
Common stock, par value $0.01	436	422
Additional paid-in capital	566,370	555,595
Accumulated other comprehensive loss	(13,828)	(20,526)
Distributions in excess of net income	(533,451)	(471,910)
Total stockholders' equity	19,527	63,581
Noncontrolling interests	2,108	8,897
Total equity	21,635	72,478
Total liabilities and equity	$2,157,223	$2,176,273

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$136,793	$132,976	$127,108	$269,769	$251,613
Interconnection revenue	22,606	22,160	20,897	44,766	40,982
Total data center revenue	159,399	155,136	148,005	314,535	292,595
Office, light-industrial and other revenue	2,725	2,506	2,538	5,231	5,310
Total operating revenues	162,124	157,642	150,543	319,766	297,905

Operating expenses:
Property operating and maintenance	45,964	42,632	41,037	88,596	81,220
Real estate taxes and insurance	7,006	6,735	5,599	13,741	11,789
Depreciation and amortization	45,367	44,628	41,779	89,995	82,770
Sales and marketing	5,804	5,862	5,837	11,666	11,981
General and administrative	11,781	11,517	11,603	23,298	22,870
Rent	8,839	9,221	8,995	18,060	17,394
Total operating expenses	124,761	120,595	114,850	245,356	228,024
Operating income	37,363	37,047	35,693	74,410	69,881
Other income	3,098	—	—	3,098	—
Interest expense	(11,982)	(12,123)	(10,586)	(24,105)	(21,769)
Income before income taxes	28,479	24,924	25,107	53,403	48,112
Income tax expense	(4)	(9)	(19)	(13)	(36)
Net income	28,475	24,915	25,088	53,390	48,076
Net income attributable to noncontrolling interests	3,226	3,047	4,417	6,273	9,557
Net income attributable to common shares	$25,249	$21,868	$20,671	$47,117	$38,519

Net income per share attributable to common shares:
Basic	$0.59	$0.52	$0.52	$1.11	$1.00
Diluted	$0.59	$0.51	$0.52	$1.10	$0.99

Weighted average common shares outstanding:
Basic	42,786	42,378	39,873	42,583	38,605
Diluted	42,939	42,592	39,993	42,781	38,759

(1)	Below is a breakout of our contractual data center rental, power, and tenant reimbursements and other revenue:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Rental revenue	$86,960	$85,207	$81,612	$172,167	$162,498
Power revenue	47,014	44,360	41,902	91,374	83,180
Tenant reimbursement and other	2,819	3,409	3,594	6,228	5,935
Rental, power, and related revenue	$136,793	$132,976	$127,108	$269,769	$251,613

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Reconciliations of Net Income to FFO

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net income	$28,475	$24,915	$25,088	$53,390	$48,076
Real estate depreciation and amortization	43,636	42,889	40,162	86,525	79,577
FFO available to common shareholders and OP unit holders	$72,111	$67,804	$65,250	$139,915	$127,653
Other Income Adjustment(1)	(3,098)	—	—	(3,098)	—
FFO available to common shareholders and OP unit holders, as adjusted(1)	$69,013	$67,804	$65,250	$136,817	$127,653

Weighted average common shares outstanding - diluted	42,939	42,592	39,993	42,781	38,759
Weighted average OP units outstanding - diluted	5,664	5,941	8,377	5,801	9,586
Total weighted average shares and units outstanding - diluted	48,603	48,533	48,370	48,582	48,345

FFO per common share and OP unit - diluted	$1.48	$1.40	$1.35	$2.88	$2.64

FFO per common share and OP unit - diluted, as adjusted(1)	$1.42	$1.40	$1.35	$2.82	$2.64

(1)	FFO available to shares and units, as adjusted, excludes a one-time benefit of $3.1 million, or $0.06 per share and unit, as a result of the release of a tax liability during the quarter that is no longer expected to be incurred.

Reconciliations of Net Income to EBITDAre and Adjusted EBITDA:

(in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net income	$28,475	$24,915	$25,088	$53,390	$48,076
Adjustments:
Interest expense	11,982	12,123	10,586	24,105	21,769
Income taxes	4	9	19	13	36
Depreciation and amortization	45,367	44,628	41,779	89,995	82,770
EBITDAre	$85,828	$81,675	$77,472	$167,503	$152,651
Non-cash compensation	4,680	4,393	4,172	9,073	7,654
Transaction costs / litigation	—	3	—	3	—
Other income adjustment	(3,098)	—	—	(3,098)	—
Adjusted EBITDA	$87,410	$86,071	$81,644	$173,481	$160,305

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